Exhibit 10.18

Purchase Agreement

Purchase agreement for SP Group (Europe) AG unlisted shares

(UID: CHE-115.882.574)

between

Sustainable Projects Group Inc.

225 Banyan Blvd, Suite 220

Naples, FL 34102

USA	hereinafter called «seller»

and

SP Group (Europe) AG

Falkenstrasse 28

8008 Zürich

Schweiz	hereinafter called «buyer»

The buyer has agreed to purchase SP Group (Europe) AG, UID: CHE-115.882.574 shares. Both parties agree to the following:

1. The buyer agrees to purchase

750’000	shares at CHF	0.02	For a total price of CHF	15’000.00

2.  The buyer is aware that securities such as shares are patient capital, and while they are capable of achieving high profit margins, they can also result in a total loss of the initial investment. He/She confirms that the invested capital is neither an essential part of his/her livelihood at present nor will it be urgently required in the foreseeable future.

3. The shares are not restricted or blocked.

4. As exclusive venue of jurisdiction Zurich, Switzerland is agreed.

SP Group (Europe) AG | Falkenstrasse 28 | CH-8008 Zürich | + 41 44 250 98 89 | info@sp-groupag.ch | www.sp-groupag.ch

Place, Date	Regensdorf	December 26, 2018

Surname, First Name Buyer	Christopher Grunder

Signature Buyer	/s/ Christopher Grunder

Place, Date	Naples, Florida	December 26, 2018

Surname, First Name Seller	Stefan Muehlbauer

Signature Seller	/s/ Stefen Muehlbauer

The payment of the purchase price is to be transferred to the following account:

Sustainable Projects Group Inc.

225 Banyan Blvd, Suite 220

Naples, FL 34102

USA

Bank Info omitted

SP Group (Europe) AG | Falkenstrasse 28 | CH-8008 Zürich | + 41 44 250 98 89 | info@sp-groupag.ch | www.sp-groupag.ch